D.M.W.
DAVID M. WININGS
CERTIFIED PUBLIC ACCOUNTANT

75-140 St. Charles Place
Suite B
Palm Desert, CA 92211               December 23, 2000

 Mailing Address:
P.O. Box 10720
Palm Desert, CA 92255-0720

Phone: 760-341-5450
Fax:   760-341-5449                 Consent to Independent Accountants
www.winingscpa.com
email: d.winings@att.net            I  hereby  consent to the incorporation in
                                    the SEC SB2 of my report dated December 1, 2000 relating to the financial statements of Nicole Industries, Inc. for periods ending July 31, 2000 and December 31, 1999.



                                    David M. Winings